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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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NitroMed, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NITROMED, INC.
12 OAK PARK DRIVE
BEDFORD, MASSACHUSETTS 01730

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 14, 2004

To our stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NitroMed, Inc. will be held on Monday, June 14, 2004 at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. At the meeting, stockholders will consider and vote on the following matters:

  1.
  The election of eight (8) members to our board of directors to serve as directors, each for a term of one year.

  2.
  The ratification of the selection by our board of directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.

        The stockholders will also act on any other business that may properly come before the annual meeting or any adjournment thereof.

        Stockholders of record at the close of business on May 10, 2004 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. Our stock transfer books will remain open for the purchase and sale of our common stock.

        We hope that all stockholders will be able to attend the annual meeting in person. However, in order to ensure that a quorum is present at the meeting, please date, sign and promptly return the enclosed proxy card whether or not you expect to attend the annual meeting. A postage-prepaid envelope, addressed to American Stock Transfer & Trust Company, our transfer agent and registrar, has been enclosed for your convenience. If you attend the meeting, your proxy will, upon your written request, be returned to you and you may vote your shares in person.

        All stockholders are cordially invited to attend the meeting.

                      By Order of the Board of Directors,
                      JOSEPH GRIMM
                      Secretary

Bedford, Massachusetts
May 14, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

NITROMED, INC.
12 OAK PARK DRIVE
BEDFORD, MASSACHUSETTS 01730

PROXY STATEMENT

for the 2004 Annual Meeting of Stockholders
to be held on June 14, 2004

        This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of NitroMed, Inc. for use at the Annual Meeting of Stockholders to be held on Monday, June 14, 2004 at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and of any adjournment thereof.

        All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Secretary or by appearing at the meeting and voting in person.

        Our Annual Report to Stockholders for the fiscal year ended December 31, 2003 is being mailed to stockholders with the mailing of these proxy materials on or about May 14, 2004.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Kathleen O'Donnell, Director, Public Affairs and Investor Relations, NitroMed, Inc., 12 Oak Park Drive, Bedford, Massachusetts 01730, telephone: (781) 275-9700.

Voting Securities and Votes Required

        Stockholders of record at the close of business on May 10, 2004 will be entitled to notice of and to vote at the annual meeting. On that date, 26,209,818 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. We have no other securities entitled to vote at the meeting.

        The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

        Directors are elected by a plurality of votes cast by stockholders entitled to vote at the meeting. To be approved, any other matters submitted to our stockholders, including the ratification of Ernst & Young LLP as our independent auditors, require the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting. The votes will be counted, tabulated and certified by a representative of American Stock Transfer & Trust Company, who will serve as the inspector of elections at the annual meeting.

        Shares which abstain from voting as to a particular matter, and shares held in "street name" by banks or brokerage firms who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as "broker non-votes," will not be considered as present and entitled to vote with respect to a particular matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to any matters voted on at the annual meeting, but will be counted for the purpose of determining whether a quorum exists.

        Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our Secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting will be voted as specified in those proxies. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted in favor of the election as directors of those persons named in this proxy statement, in favor of the ratification of Ernst & Young LLP as our independent auditors and in favor of any other items that may properly come before the meeting. If the shares you own are held in "street name," the bank or brokerage firm, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in "street name," you will need to follow the directions your bank or brokerage firm provides you.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to our Public Affairs and Investor Relations Department, NitroMed, Inc., 12 Oak Park Drive, Bedford, Massachusetts 01730, telephone: (781) 275-9700. If you want to receive separate copies of the proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCK OWNERSHIP INFORMATION

        The following table sets forth information regarding beneficial ownership of our common stock as of April 16, 2004 by:

  •
  each person or entity that beneficially owns more than 5% of the outstanding shares of our common stock,

  •
  each of our directors,

  •
  our chief executive officer and our three other most highly compensated executive officers on December 31, 2003, and

  •
  all of our directors and executive officers as a group.

        The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. The inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner(1)	Number of Shares Owned	+	Common Stock Underlying Options Acquirable Within 60 Days	=	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned(2)
5% Stockholders
Funds Managed by HealthCare Ventures, L.L.C.(3)	6,354,103		—		6,354,103	24.8%
Nassau Street, Second Floor Princeton, NJ 08837
Rho Ventures(4)	5,469,333		—		5,469,333	21.3%
152 West 57th Street, 23rd Floor New York, NY 10019
Funds Managed by Care Capital LLC(5)	2,051,533		—		2,051,533	8.0%
47 Hullfish Street, Suite 310 Princeton, NJ 08542
Delaware Management Holdings(6)	2,044,300		—		2,044,300	8.0%
2005 Market Street Philadelphia, PA 19103
Johnson & Johnson Development Corporation	1,342,207		—		1,342,207	5.2%
One Johnson & Johnson Plaza New Brunswick, NJ 08933
Directors and Named Executive Officers
Michael D. Loberg, Ph.D.(7)	359,384		233,970		593,354	2.3%
Manuel Worcel, M.D.	53,758		328,310		382,068	1.5%
L. Gordon Letts, Ph.D.	100,125		200,160		300,285	1.2%
Joseph Grimm	34,383		123,632		158,015	*

Robert S. Cohen	—	25,000	25,000	*
Argeris Karabelas, Ph.D.(8)	2,051,533	7,500	2,059,033	8.0%
Zola Horovitz, Ph.D.	—	25,000	25,000	*
Mark Leschly(9)	5,489,333	—	5,489,333	21.4%
John W. Littlechild(10)	6,361,603	5,625	6,367,228	24.8%
Joseph Loscalzo, M.D., Ph.D.	3,449	72,551	76,000	*
Davey S. Scoon	—	—	—	*
All directors and executive officers as a group (11 persons)	14,453,568	1,021,748	15,475,316	58.0%

*
Less than 1% of our outstanding common stock.

(1)
Unless otherwise indicated, the address of each stockholder is NitroMed, Inc., 12 Oak Park Drive, Bedford, MA 01730.

(2)
Percentage of beneficial ownership is based on 25,644,862 shares of our common stock outstanding as of April 16, 2004. Shares of common stock subject to options currently exercisable, or exercisable within 60 days of April 16, 2004, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage for any other person.

(3)
Consists of 2,407,472 shares of common stock held by HealthCare Ventures III, L.P.; 707,033 shares of common stock held by HealthCare Ventures IV, L.P.; 1,240,788 shares of common stock held by HealthCare Ventures V, L.P.; and 1,998,810 shares of common stock held by HealthCare Ventures VI, L.P. Mr. Littlechild, a director of NitroMed, is a general partner of HealthCare Partners III, L.P., the general partner of HealthCare Ventures, III, L.P., HealthCare Partners IV, L.P., the general partner of HealthCare Ventures IV, L.P., HealthCare Partners V, L.P., the general partner of HealthCare Ventures V, L.P. and HealthCare Partners VI, L.P., the general partner of HealthCare Ventures VI, L.P. Mr. Littlechild disclaims beneficial ownership of the shares held by each of the funds managed by HealthCare Ventures, L.L.C., except to the extent of his pecuniary interest therein.

(4)
Consists of 3,268,877 shares of common stock held by Rho Management Trust II; 378,884 shares of common stock held by Rho Ventures IV L.P., 891,990 shares of common stock held by Rho Ventures IV (QP) L.P. and 929,582 shares of common stock held by Rho Ventures IV GmbH & Co., Beteiligungs KG. Mark Leschly, a director of NitroMed, is a Managing Member of the general partner of Rho Ventures IV, L.P. and Rho Ventures IV (QP), L.P., a Managing Director of the general partner of Rho Ventures IV GmbH & Co. Beteiligungs KG and a Managing Partner of the investment advisor to Rho Management Trust II. Mr. Leschly disclaims beneficial ownership of the shares held by each of the funds managed by Rho Capital Partners, Inc. except to the extent of his pecuniary interest therein.

(5)
Consists of 617,486 shares of common stock held by CC/Q Partners, L.P.; 718,677 shares of common stock held by CC/M NitroMed Holdings, L.P.; 281,954 shares of common stock held by CC NitroMed Holdings, L.P.; and 433,416 shares of common stock held by Care Capital Investments II, L.P. Argeris Karabelas, a director of NitroMed, is a partner of Care Capital LLC, the general partner of each of the funds managed by Care Capital LLC.

(6)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2004.

(7)
Includes 72,776 shares of common stock held in trust for the benefit of Dr. Loberg's children of which Dr. Loberg disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(8)
Includes 2,051,533 shares of common stock held by funds managed by Care Capital LLC. (See Note 5 above).

(9)
Includes 5,469,333 shares of common stock held by funds managed by Rho Ventures. Mark Leschly, a director of NitroMed, is a Managing Member of the general partner of Rho Ventures IV, L.P. and Rho Ventures IV (QP), L.P., a Managing Director of the general partner of Rho Ventures IV GmbH & Co. Beteiligungs KG and a Managing Partner of the investment advisor to Rho Management Trust II. Mr. Leschly disclaims beneficial ownership of the shares held by each of the funds managed by Rho Capital Partners, Inc. except to the extent of his pecuniary interest therein.

(10)
Includes 6,354,103 shares of common stock held by funds managed by HealthCare Ventures, L.L.C. Mr. Littlechild, a director of NitroMed, is a general partner of HealthCare Partners III, L.P., the general partner of HealthCare Ventures III, L.P., HealthCare Partners IV, L.P., the general partner of HealthCare Ventures IV, L.P., HealthCare Partners V, L.P., the general partner of HealthCare Ventures V, L.P. and HealthCare Partners VI, L.P., the general partner of HealthCare Ventures VI, L.P. Mr. Littlechild disclaims beneficial ownership of the shares held by each of the funds managed by HealthCare Ventures, L.L.C., except to the extent of his pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and written representations by the persons required to file these reports, we believe that all filing requirements of Section 16(a) were satisfied with respect to our most recent fiscal year.

ELECTION OF DIRECTORS

        The persons named in the enclosed proxy card will vote to elect as directors the eight nominees named below, unless the proxy card is marked otherwise. If a stockholder returns a proxy card without contrary instructions, the persons named as proxies will vote to elect as directors the nominees identified below, each of whom is currently a member of our board of directors. Each director will be elected to hold office until the 2005 Annual Meeting of Stockholders and until his successor is elected and qualified.

        The number of directors of NitroMed is fixed at eight. The nominees have indicated their willingness to serve if elected. However, if any director nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that any of the nominees will be unable to serve if elected.

        Set forth below are the name and age of each member of the board of directors, each of whom is nominated for re-election to the board of directors, his length of service as a member of our board of directors, principal occupation and business experience during the past five years and the name of other publicly held companies of which he serves as a director.

        No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Board Recommendation

        The board of directors recommends a vote "FOR" the election of each of the following nominees.

Argeris Karabelas, Ph.D., age 51, became a director in 2002.

        Argeris Karabelas, Ph.D. has served as a member of our board of directors since January 2002 and as our Chairman since August 2003. Since November 2001, he has been a partner in Care Capital LLC, a life sciences investment firm. From June 2000 to November 2001, Dr. Karabelas served as Chairman of Novartis BioVentures Ltd., a private equity firm affiliated with Novartis A.G., a pharmaceutical company. Dr. Karabelas has also served as Chief Executive Officer of Worldwide Pharmaceuticals for Novartis AG from January 1998 to July 2000. He is a member of the Scientific Advisory Council of Massachusetts General Hospital and the Visiting Committee for Health Sciences and Technology at Massachusetts Institute of Technology. In addition, Dr. Karabelas serves as a director of Halsey Drug Co., Inc., Human Genome Sciences, Inc. and SkyePharma plc. Dr. Karabelas holds a Ph.D. in pharmacokinetics from the Massachusetts College of Pharmacy.

Michael D. Loberg, Ph.D., age 56, became a director in 1997.

        Michael D. Loberg, Ph.D. has served as a member of our board of directors and as our Chief Executive Officer since September 1997. He has served as President since September 2003. From 1996 to January 1997, Dr. Loberg served as President of Bristol-Myers Squibb Company's Oncology and Immunology division, a pharmaceuticals company. From 1994 to 1996, Dr. Loberg served as President of Bristol-Myers Squibb Company's U.S. Primary Care division. Dr. Loberg also serves as a director of Advanced Magnetics, Inc. Dr. Loberg holds a B.S. in chemistry from Trinity College and a Ph.D. in chemistry from Washington University.

Robert S. Cohen, age 61, became a director in 1997.

        Robert S. Cohen has served as a member of our board of directors since July 1997. Mr. Cohen has served as a consultant to pharmaceutical and biotechnology companies for the past two years. From October 1999 to May 2001, Mr. Cohen served as Chief Executive Officer of Memory Pharmaceuticals Corp., a pharmaceutical company. From March 1997 to June 1999, Mr. Cohen served as President and Chief Executive Officer of Shire Laboratories Inc., a drug delivery company. Mr. Cohen also served first as Chief Operating Officer and then Chief Executive Officer of Pharmavene Inc. which subsequently merged with Shire Pharmaceutical Group, plc. Mr. Cohen holds a B.S. and an M.S. degree from Brooklyn College of Pharmacy of Long Island University and attended the Harvard Business School Advanced Management Program.

Zola Horovitz, Ph.D., age 69, became a director in 1997.

        Zola P. Horovitz, Ph.D. has served as a member of our board of directors since September 1997. Dr. Horovitz has served as a consultant to the pharmaceutical and biotechnology industries since 1994. Prior to his retirement in 1994, Dr. Horovitz served as Vice President, Business Development and Planning for Bristol-Myers Squibb Company. He also serves as a Director of Avigen, Inc., BioCryst Pharmaceuticals, Inc., DOV Pharmaceutical, Inc., Genaera Corporation, GenVec, Inc., Paligent Inc. and Palatin Technologies, Inc. Dr. Horovitz holds a Ph.D. in pharmacology from the University of Pittsburgh.

Mark Leschly, age 35, became a director in 1996.

        Mark Leschly has served as a member of our board of directors since September 1996. Since July 1999, Mr. Leschly has been a Managing Partner with Rho Capital Partners, an investment and venture capital management company. Starting in July 1994 to July 1999, Mr. Leschly was an associate and then a General Partner of HealthCare Ventures, L.L.C., a venture capital management company. From September 1991 to June 1993, Mr. Leschly served as a consultant for McKinsey & Co., a management consulting company. In addition to being a director of Diversa Corporation, a biotechnology company, Mr. Leschly is a director of a number of private companies. Mr. Leschly holds a B.A. degree from Harvard University and an M.B.A. from the Stanford Graduate School of Business.

John W. Littlechild, age 52, became a director in 1999.

        John W. Littlechild has served as a member of our board of directors since June 1999. Mr. Littlechild previously served as our President from inception to May 1993 and as a director from May 1992 to December 1997. Since January 1991, he has served as General Partner of HealthCare Ventures, L.L.C., a venture capital management company. He currently serves on the Executive Committee of the Board of Fellows for Harvard Medical School as well as on the Science and Technology Committee and as Chairman of the Microbiology Department Advisory Board. Mr. Littlechild also serves as a director of Dyax Corp. and Orthofix International NV. Mr. Littlechild holds a B.Sc. from the University of Manchester in England and an M.B.A. from the Manchester Business School.

Joseph Loscalzo, M.D., Ph.D., age 52, became a director in 2004.

        Joseph Loscalzo, M.D., Ph.D. has served as a member of our board of directors since January 2004. Since 1994 he has been a member of the faculty of Boston University, first as Chief of Cardiology and, since 1997, Chairman of the Department of Medicine. Dr. Loscalzo is also currently the Director of the Whitaker Cardiovascular Institute at Boston University School of Medicine and Physician-in-Chief at the Boston Medical Center. From 1984 to 1994, Dr. Loscalzo was a member of the faculty of Harvard University, where he rose to the rank of Associate Professor of Medicine, and of the staff at Brigham and Women's Hospital, where he became the Director of the Center for Research in Thormbolysis. Dr. Loscalzo holds an A.B., M.D., and a Ph.D. in biochemistry from the University of Pennsylvania.

Davey S. Scoon, age 57, became a director in 2003.

        Davey S. Scoon has served as a member of our board of directors since November 2003. Since October 2003, he has been Chief Administrative and Financial Officer of Tom's of Maine. He also serves as Non-Executive Chairman of the Board of Directors of Tufts Health Plan, where he has been a director since 1981. Prior to joining Tom's of Maine, Mr. Scoon served as Chief Administrative and Financial Officer for SunLife Financial from 1999 to 2003. From 1985 to 1999, Mr. Scoon was employed by Liberty Funds Group of Boston (formerly Colonial Management) as Executive Vice President and Chief Operating Officer. Mr. Scoon holds a B.A. from the University of Wisconsin and an M.B.A. from the Harvard Business School.

        For information relating to shares of our common stock owned by each of our directors, our top four most highly compensated executive officers and all directors and executive officers as a group, see the disclosure set forth under the heading "Stock Ownership Information."

EXECUTIVE OFFICERS

        Our executive officers, their respective ages and their positions are as follows:

Name	Age	Position
Michael D. Loberg, Ph.D.	56	President and Chief Executive Officer and Director
Manuel Worcel, M.D.	65	Chief Medical Officer
L. Gordon Letts, Ph.D.	56	Senior Vice President, Research and Development and Chief Scientific Officer
Joseph Grimm	53	Senior Vice President, Business Development and Chief Financial Officer, Treasurer and Secretary

        Michael D. Loberg, Ph.D., age 56, has served as a member of our board of directors and as our Chief Executive Officer since September 1997. He has served as President since September 2003. From 1996 to January 1997, Dr. Loberg served as President of Bristol-Myers Squibb Company's Oncology and Immunology division, a pharmaceuticals company. From 1994 to 1996, Dr. Loberg served as President of Bristol-Myers Squibb Company's U.S. Primary Care division. Dr. Loberg also serves as a director of Advanced Magnetics, Inc. Dr. Loberg holds a B.S. in chemistry from Trinity College and a Ph.D. in chemistry from Washington University.

        Manuel Worcel, M.D., age 65, has served as our Chief Medical Officer since 1997. He also served as our President from September 1993 to September 2003. From 1993 to 1997, Dr. Worcel also served as our Chief Executive Officer and as a director. From 1989 to 1993, Dr. Worcel served as Head of Cardiovascular Research and Development of Ciba Geigy Corp., a pharmaceutical company. Dr. Worcel has served as a professor at the Institut de la Sante et de la Recherche Medicale in France and is currently a Fellow of the Hypertension Council of the American Heart Association. Dr. Worcel holds a M.D. from the University of Buenos Aires.

        L. Gordon Letts, Ph.D., age 56, has served as our Senior Vice President, Research and Development and as our Chief Scientific Officer since May 1997. From December 1993 to May 1997, Dr. Letts served as our Vice President, Research. From 1987 to 1993, he served as Director of Pharmacology for Boehringer Ingelheim Pharmaceuticals, a United States subsidiary of a German pharmaceuticals company. Dr. Letts currently serves as a Vice President of the International Association of Inflammation Societies and serves on the scientific advisory board of IPS Pharma, Inc., a privately-held biopharmaceutical company. Dr. Letts holds a Ph.D. in pharmacology from Sydney University.

        Joseph Grimm, age 53, has served as our Senior Vice President, Business Development, and as our Chief Financial Officer since April 1999. Mr. Grimm has tendered his resignation as our Senior Vice President, Business Development and Chief Financial Officer, Treasurer and Secretary, effective as of the earlier of September 1, 2004 or the date when a new Chief Financial Officer begins employment with us. From October 1997 to January 1999, he served as Chief Financial Officer of Alpha-Beta Technology, Inc., a biopharmaceutical company, and from May 1986 to April 1997, he served as Vice President Finance and Treasurer of Genetics Institute, Inc., a biopharmaceutical company. Mr. Grimm holds a B.A. from the University of Wisconsin and a M.B.A. from the University of Minnesota.

CORPORATE GOVERNANCE

General

        We believe that good corporate governance is important to ensure that NitroMed is managed for the long-term benefit of our stockholders. During the past year, we have continued to review our corporate governance policies and practices in light of the Sarbanes-Oxley Act of 2002, Securities and Exchange Commission rules and the listing standards of the Nasdaq National Stock Market. This section describes key corporate governance practices that we have adopted.

        In August 2003 we adopted a Code of Business Conduct and Ethics which applies to all of our officers, directors and employees, as well as new charters for our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee. In November 2003 our board elected a new director, Mr. Scoon, who qualifies both as an "independent" director under applicable Nasdaq National Stock Market listing standards and as an "audit committee financial expert" under the new rules of the Securities and Exchange Commission.

Board Determination of Independence

        Under Nasdaq National Stock Market rules that become applicable to us on the date of our annual meeting, a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Argeris Karabelas, Ph.D., Robert S. Cohen, Zola Horovitz, Ph.D., Mark Leschly, John W. Littlechild or Davey S. Scoon has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 4200(a)(15) of the Nasdaq National Stock Market, Inc. Marketplace Rules.

Board of Directors Meetings and Attendance

        The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our board of directors is to oversee the management of our company and, in doing so, serve the best interests of the company and our stockholders. The board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board of directors also participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at board of directors and committee meetings.

        Our board of directors met seven times during the fiscal year ended December 31, 2003, either in person or by teleconference. During 2003, each of our directors attended at least 75% of the aggregate of the total number of board meetings and the total number of meetings held by all committees on which he then served.

        We have no formal policy regarding director attendance at the annual meeting of stockholders, although all directors are expected to attend the annual meeting of stockholders if they are able to do so. We conducted our initial public offering in November 2003, and thus the 2004 annual meeting of stockholders will be the first held by us as a public company.

Board Committees

        The board of directors has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a charter that has been approved by the board. A copy of the Audit Committee charter, as in effect on the date of this proxy statement, is attached as Appendix A. A copy of the Nominating and Corporate Governance Committee charter, as in effect on the date of this proxy statement, is attached as Appendix B. We intend to post copies of each committee's charter on the Corporate Governance section of our website, www.nitromed.com, during 2004.

        The board of directors has determined that all of the members of each of the board's three standing committees are independent as defined under the new rules of the Nasdaq National Stock Market that become applicable to our company on the date of the Annual Meeting, including, in the case of all members of the Audit Committee, the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934. In addition, all of the members of the Audit Committee are independent as defined by the rules of the Nasdaq National Stock Market that apply to our company until that date of the Annual Meeting.

Audit Committee

        The Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent auditor;

  •
  overseeing the work of our independent auditor, including through the receipt and consideration of certain reports from independent auditors;

  •
  reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  discussing our risk management policies;

  •
  establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting independently with our independent auditors and management; and

  •
  preparing the audit committee report required by Securities and Exchange Commission rules (which is included on page 10 of this proxy statement).

        The board of directors has determined that Mr. Scoon is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K.

        The members of the Audit Committee are Messrs. Scoon and Cohen and Dr. Horovitz. The Audit Committee met two times in 2003.

Compensation Committee

        The Compensation Committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

  •
  determining the compensation of our chief executive officer;

  •
  reviewing and approving, or making recommendations to the board with respect to, the compensation of our other executive officers;

  •
  overseeing and administering our cash and equity incentive plans; and

  •
  reviewing and making recommendations to the board with respect to director compensation.

        The members of the Compensation Committee are Dr. Karabelas and Messrs. Cohen and Leschly. The Compensation Committee met four times during 2003.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee's responsibilities include:

  •
  identifying individuals qualified to become board members;

  •
  recommending to the board the persons to be nominated for election as directors and to each of the board's committees;

  •
  reviewing and making recommendations to the board with respect to management succession planning;

  •
  developing and recommending to the board corporate governance principles; and

  •
  overseeing an annual evaluation of the board.

        The members of the Nominating and Corporate Governance Committee are Dr. Horovitz and Messrs. Leschly and Littlechild. The Nominating and Corporate Governance Committee did not formally meet during 2003.

Director Candidates

        The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the board.

        In considering whether to recommend any particular candidate for inclusion in the board's slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply certain criteria, including the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

        Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, NitroMed, Inc., 12 Oak Park Drive, Bedford, Massachusetts 01730. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the board, by following the procedures set forth under the heading "Stockholder Proposals."

        At the Annual Meeting, stockholders will be asked to consider the election of Davey Scoon and Joseph Loscalzo, M.D., Ph.D. who have been nominated for election as directors for the first time. Mr. Scoon and Dr. Loscalzo were originally proposed to board by members of the Nominating and Corporate Governance Committee and the board determined to include them among its nominees.

Communicating with the Independent Directors

        The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the board (if an independent director), or the lead director (if one is appointed), or otherwise the chairman of the Nominating and Corporate Governance Committee, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board (if an independent director), or the lead director (if one is appointed), or otherwise the chairman of the Nominating and Corporate Governance Committee, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the board should address such communications to the Board of Directors, c/o Corporate Secretary, NitroMed, Inc., 12 Oak Park Drive, Bedford, Massachusetts 01730.

Report of the Audit Committee

        The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2003 and has discussed these financial statements with our management and our independent auditors. Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent auditors are responsible for conducting an independent audit of our annual financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

        The Audit Committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), which we refer to as SAS 61. SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires our independent auditors to discuss with the Audit Committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management regarding financial accounting and reporting matters and audit procedures.

        Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the independent auditors their independence from our company.

        Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the board of directors that the audited financial statements be included in our company's Annual Report on Form 10-K for the year ended December 31, 2003.

        By the Audit Committee of the board of directors of NitroMed.

                      Davey S. Scoon
                      Robert S. Cohen
                      Zola Horovitz, Ph.D.

Independent Auditor's Fees

        The following table summarizes the fees of Ernst & Young LLP, our independent auditor, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two years for other services:

Fee Category	2003	2002
Audit Fees(1)	$442,700	$48,000
Audit-Related Fees	—	—
Tax Fees(2)	11,300	11,300
All Other Fees	—	—

Total Fees	$454,000	$59,300

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with regulatory filings or engagements. In 2003, audit fees included services in connection with our initial public offering totaling $327,000.

(2)
Tax fees consist of fees for tax compliance. Tax compliance services accounted for all of the total tax fees paid for 2003 and 2002.

Pre-Approval Policy and Procedures

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent auditor. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Compensation of Directors

        Effective August 2003, we compensate our directors for service on the board of directors in the amount of $4,000 per quarter. In addition, members of the audit committee will receive $2,000 per committee meeting and members of the compensation committee and nominating and corporate governance committee will receive $1,000 per committee meeting. The chair of the audit committee will receive an additional $2,000 per year, and the chair of the compensation committee and the chair of the nominating and corporate governance committee will each receive an additional $1,000 per year. Directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and its committees.

        Directors are also eligible to participate in our amended and restated 2003 stock incentive plan. In August 2003, the board of directors adopted a program under which each non-employee director is eligible to receive an option to purchase 20,000 shares of our common stock upon his appointment to the board and also is eligible to receive an annual grant of an option to purchase 10,000 shares of our common stock at each year's annual meeting at which he serves as a director. All options granted under our director option program vest in four equal annual installments beginning on the first anniversary of the grant date. Each option terminates on the earlier of ten years from the date of grant or 90 days after the optionee ceases to serve as a director, except in the case of death or disability, in which event the option terminates three months from the date of the director's death or disability. Dr. Loberg's options terminate one year from his death or disability. The exercise price of these options equals the fair market value of our common stock on the date of grant.

        In accordance with our director stock option program in effect in 2003, in November 2003 we granted Mr. Scoon an option to purchase 20,000 shares of our common stock at an exercise price of $8.90 per share, which was the closing sale price of our common stock, as reported on the Nasdaq National Stock Market, on the date of grant, upon his appointment to the board of directors.

        For information regarding consulting fees paid to Dr. Loscalzo, a member of our board of directors, see "Certain Relationships and Related Transactions—Boston University."

Certain Relationships and Related Transactions

Issuance of Series E Convertible Preferred Stock

        In August 2003, we sold an aggregate of 2,776,347 shares of our series E convertible preferred stock at a price per share of $7.2037 for an aggregate purchase price of approximately $19.9 million. Of these 2,776,347 shares, an aggregate of 2,639,365 shares of series E convertible preferred stock were sold to the directors, officers and five percent stockholders and their affiliates named below. These shares automatically converted into shares of our common stock upon the closing of our initial public offering on November 10, 2003 at a conversion ratio of 1.1526 shares of common stock for each share of series E convertible preferred stock then held.

Name	Series E Convertible Preferred Stock	Purchase Price
Rho Ventures(1)	1,665,808	$11,999,981
Funds managed by HealthCare Ventures, L.L.C.(2)	416,452	2,999,995
Funds managed by Care Capital LLC(3)	557,105	4,013,217

Total:	2,639,365	$19,013,193

(1)
Consists of 1,060,132 shares of series E preferred stock purchased by Rho Management Trust II; 104,288 shares of series E preferred stock purchased by Rho Ventures IV, L.P.; 245,520 shares of series E preferred stock purchased by Rho Ventures IV (QP), L.P.; and 255,868 shares of series E preferred stock purchased by Rho Ventures IV GmbH & Co. Beteiligungs KG. Mark Leschly, a director of NitroMed, is a Managing Member of the general partner of Rho Ventures IV, L.P. and Rho Ventures IV (QP), L.P., a Managing Director of the general partner of Rho Ventures IV GmbH & Co. Beteiligungs KG and a Managing Partner of the investment advisor to Rho Management Trust II.

(2)
Consists of 208,226 shares of series E preferred stock purchased by HealthCare Ventures V, L.P. and 208,226 shares of series E preferred stock purchased by HealthCare Ventures VI, LP. John W. Littlechild, a director of NitroMed, is a general partner of HealthCare Ventures, L.L.C., the general partner of each of the funds managed by HealthCare Partners V, L.P., the general partner of HealthCare Ventures V, L.P., and HealthCare Partners VI, L.P., the general partner of HealthCare Ventures VI, L.P.

(3)
Consists of 91,231 shares of series E preferred stock purchased by CC/M NitroMed Holdings, L.P.; 15,167 shares of series E preferred stock purchased by CC NitroMed Holdings, L.P.; 78,386 shares of series E preferred stock purchased by CC/Q Partners, L.P.; and 372,321 shares of series E preferred stock purchased by Care Capital Investments II, L.P. Argeris Karabelas, a director of NitroMed, is a partner of Care Capital LLC, the general partner of each of the funds managed by Care Capital LLC.

Registration Rights

        Certain holders of our common stock, including shares of our common stock underlying warrants, are entitled to require us to register their shares of common stock or participate in a registration of shares of common stock by us under the Securities Act of 1933. These rights are provided under the terms of stockholders' agreements between us and these holders. These holders include the following directors, officers and holders of more than five percent of our voting securities and their affiliates:

Name of Holder	Number of Registrable Shares of Common Stock
Funds managed by HealthCare Ventures, L.L.C.(1)	6,354,103
Rho Ventures(2)	5,169,375
Funds managed by Care Capital LLC(3)	2,051,533
Johnson & Johnson Development Corporation	1,342,207
Michael D. Loberg, Ph.D.	286,608
Joseph Grimm	34,383
Manuel Worcel, M.D.	23,289

Total:	15,261,498

(1)
John W. Littlechild, a director of NitroMed, is a general partner of HealthCare Partners III, L.P., the general partner of HealthCare Ventures III, L.P., HealthCare Partners IV, L.P., the general partner of HealthCare Ventures IV, L.P., HealthCare Partners V, L.P., the general partner of HealthCare Ventures V, L.P., and HealthCare Partners VI, L.P., the general partner of HealthCare Ventures VI, L.P.

(2)
Mark Leschly, a director of NitroMed, is a Managing Member of the general partner of Rho Ventures IV, L.P. and Rho Ventures IV (QP), L.P., a Managing Director of the general partner of Rho Ventures IV GmbH & Co. Beteiligungs KG and a Managing Partner of the investment advisor to Rho Management Trust II.

(3)
Argeris Karabelas, a director of NitroMed, is a partner of Care Capital LLC, the general partner of each of the funds managed by Care Capital LLC.

Boston University

        Dr. Loscalzo, a member of our board of directors, is the Chairman of the Department of Medicine at Boston University Medical School, Physician-in-Chief, Boston Medical Center and Director of the Whitaker Cardiovascular Institute at the Boston Medical Center.

        Dr. Loscalzo has served as a consultant since 1992 and as the chair of our scientific advisory board since 1999. In October 2003, we entered into a consulting agreement with Dr. Loscalzo, as amended in April 2004, pursuant to which we have agreed to pay Dr. Loscalzo an annual retainer of $55,000 for his services. The agreement is for a period of ten years, subject to our right to terminate the agreement at any time on 30 days' notice. In 2003, we paid Dr. Loscalzo an aggregate of $70,000.

        In June 1993, as amended in January 1999 and May 2003, we entered into a research and license agreement with the Trustees of Boston University, or BU. Under the agreement, we have agreed to fund a multi-year research program under Dr. Loscalzo's direction at BU in the area of nitric oxide-enhancing medicines. Our funding is principally for laboratory equipment and supplies as well as a portion of the salary of Martin Feelish, Ph.D., a professor of medicine at BU and a member of our scientific advisory board. We have also agreed to provide Dr. Feelish with access to our research facilities at the BU School of Medicine. Under the agreement, in exchange for our sponsored research funding, BU has granted us exclusive worldwide royalty-bearing rights to technology and inventions owned by BU at the effective time of, or developed in the course of, the sponsored research program. We have agreed to pay royalties to BU on all products sold or distributed by us or our affiliates which incorporate or utilize inventions, material or information specified in the agreement. In 2003, we made payments to BU in the amount of $295,750 pursuant to this agreement, excluding the lease payments described below.

        In May 2003, we entered into an oral agreement with BU pursuant to which we lease approximately 1,500 square feet of laboratory space from BU at its Evans Biomedical Research Center in Boston, Massachusetts. The lease has a term of three years and we make annual rental payments of $60,000 pursuant to the lease. As provided above, we have agreed to make this space available to Dr. Feelish of BU. In 2003, we made payments to BU under this agreement in the amount of $30,000.

        For executive officer compensation and option exercise information, see "Information About Executive Compensation—Executive Compensation" and "Information About Executive Compensation—Report of the Compensation Committee."

INFORMATION ABOUT EXECUTIVE COMPENSATION

Executive Compensation

        The table below sets forth the total compensation paid or accrued for the fiscal years ended December 31, 2003, 2002 and 2001 to our chief executive officer and each of our three most highly compensated other executive officers who were serving as executive officers on December 31, 2003 and whose total annual compensation exceeded $100,000 for the year ended December 31, 2003. We refer to these officers as our named executive officers.

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Number of Securities Underlying Options
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation ($)				All Other Compensation(2)
Michael D. Loberg, Ph.D. President and Chief Executive Officer	2003 2002 2001	$319,693 304,560 284,502	$136,889 90,577 74,682	$	— 293,208 27,405	(1) (3)	230,000 — 60,000	$1,032 1,032 552
Manuel Worcel, M.D. Chief Medical Officer	2003 2002 2001	259,121 246,774 238,451	87,588 52,439 44,705		— — —		130,000 — 30,000	3,048 1,558 1,492
L. Gordon Letts, Ph.D. Senior Vice President, Research and Development and Chief Scientific Officer	2003 2002 2001	239,080 227,689 219,989	77,596 46,750 36,298		— 35,843 51,540	(3) (3)	130,000 65,000 30,000	976 490 469
Joseph Grimm(4) Senior Vice President, Business Development, Chief Financial Officer, Treasurer and Secretary	2003 2002 2001	216,243 205,947 198,989	72,574 38,512 32,825		— — —		95,000 — 25,000	459 430 411

(1)
Amount represents loan forgiveness of principal and accrued interest, including a gross up on taxable amounts resulting from the forgiveness of interest.

(2)
Amount represents the payment of premiums on group term life insurance.

(3)
Amount represents loan forgiveness of principal and accrued interest, including a gross up on taxable amounts resulting from the forgiveness of both principal and interest.

(4)
Mr. Grimm has tendered his resignation as our Senior Vice President, Business Development, Chief Financial Officer, Treasurer and Secretary, effective as of the earlier of September 1, 2004 or the date when a new Chief Financial Officer begins employment with us.

Option Grants in Last Fiscal Year

        The following table sets forth certain information concerning grants of stock options to purchase shares of our common stock made to executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2003.

Option Grants in Last Fiscal Year

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year
Name				Exercise Price		Expiration Date
							5%	10%
Michael D. Loberg, Ph.D.	100,000 130,000	10 13	% %	$ $	2.00 7.98	06/17/2013 12/01/2013	$125,779 652,415	$318,748 1,653,348
Manuel Worcel, M.D.	55,000 75,000	6 8	% %	$ $	2.00 7.98	06/17/2013 12/01/2013	69,178 376,393	175,312 953,855
L. Gordon Letts, Ph.D.	55,000 75,000	6 8	% %	$ $	2.00 7.98	06/17/2013 12/01/2013	69,178 376,393	175,312 953,855
Joseph Grimm	35,000 60,000	4 6	% %	$ $	2.00 7.98	06/17/2013 12/01/2013	44,023 301,115	111,562 763,084

(1)
Options vest and become exercisable in four equal installments on the first, second, third and fourth anniversaries of the date of grant.

(2)
Amounts reported in these columns represent amounts that may be realized upon exercise of the stock options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on our common stock over the term of the stock options, net of exercise price. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock and the date on which the options are exercised.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

        The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended December 31, 2003 and the number and value of unexercised options held as of December 31, 2003 by the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)	Value of Unexercised In-The-Money Options at Fiscal Year-End($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Michael D. Loberg, Ph.D.	—	—	212,940/272,060	$1,325,822/$745,023
Manuel Worcel, M.D.	30,469	$58,500	317,345/151,930	$1,985,240/$403,733
L. Gordon Letts, Ph.D.	100,525	138,672	182,695/210,430	$1,112,708/$707,056
Joseph Grimm	—	—	115,965/110,335	$731,704/$262,971

(1)
Value represents the difference between the exercise price per share and the fair market value per share of our common stock on the date of exercise, multiplied by the number of shares acquired on exercise.

(2)
Value is based on the difference between the closing sale price per share of our common stock on December 31, 2003, the last trading day of the fiscal year ended December 31, 2003 ($7.185), and the applicable option exercise price, multiplied by the number of shares subject to the option.

Employment Letters

        We have entered into employment letters with the following executive officers: Dr. Loberg, Dr. Worcel and Dr. Letts. Each of these agreements provide for severance payments in the event of a termination by us without cause up to an amount equal to six months of such executive officer's base salary. In addition, Dr. Worcel's agreement provides that in the event of a sale of our company prior to July 1 of any calendar year, Dr. Worcel will receive 50% of his scheduled bonus for such year, and if such sale occurs anytime after July 1 of any calendar year, he will be entitled to 100% of his scheduled bonus for such year.

        We are in the process of negotiating a Severance and Settlement Agreement and Release with Mr. Grimm to set forth the terms that will govern his separation from the company. We anticipate that Mr. Grimm will remain as Senior Vice President, Business Development and Chief Financial Officer, Treasurer and Secretary until the earlier of September 1, 2004 or the date when a new Chief Financial Officer is hired. Upon his separation, we currently anticipate that Mr. Grimm will receive six months of his base salary as severance pay and a bonus payment equal to $3,739.21 per each bi-monthly pay period between January 1, 2004 and his separation date. In addition, for the six-month period after Mr. Grimm's separation, we anticipate that we will contribute toward the health and dental insurance premiums for Mr. Grimm's coverage. We anticipate that we will accelerate the vesting of Mr. Grimm's options to purchase 31,418 shares of the company's common stock. Finally, we anticipate that Mr. Grimm will be available to provide consulting services to us through December 31, 2004 at the rate of $2,500 per day.

        Each executive officer has signed our standard form of invention and non-disclosure agreement, providing for protection of our confidential information and ownership of intellectual property developed by such executive officer and our standard form of non-competition and non-solicitation agreement, providing for a one-year non-compete and one year non-solicitation agreement.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information as of December 31, 2003 about the securities authorized for issuance under our equity compensation plans, consisting of our 1993 Equity Incentive Plan, our Amended and Restated 2003 Stock Incentive Plan, and our 2003 Employee Stock Purchase Plan. All of our equity compensation plans were adopted with the approval of our stockholders.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	2,898,584	$2.62	1,545,494
Equity compensation plans not approved by stockholders	—	—	—

Total:	2,898,584	$2.62	1,545,494

(1)
Includes 1,472 shares of our common stock issuable under our 1993 Equity Incentive Plan, 1,544,022 shares of our common stock issuable under our Amended and Restated 2003 Stock Incentive Plan and no shares of our common stock issuable under our 2003 Employee Stock Purchase Plan.

Report of the Compensation Committee

        Our executive compensation program is administered by the Compensation Committee which is currently composed of three non-employee directors.

        Our executive compensation program is designed to attract, retain and reward executives who can help us achieve our business objectives and thereby maximize stockholder returns. The Compensation Committee establishes compensation policies for Dr. Loberg, our president and chief executive officer, and all other executive officers. All decisions by the Compensation Committee relating to the compensation of our executive officers are reviewed by our full board of directors.

        This report is submitted by the Compensation Committee and addresses the compensation policies for the fiscal year ended December 31, 2003 as they affected Dr. Loberg, our president and chief executive officer, and our other executive officers.

Compensation Philosophy

        The objectives of the executive compensation program are to align the interests of management with the interests of stockholders through a system that relates compensation to business objectives and individual performance. Our executive compensation philosophy is based on the following principles:

  Competitive and Fair Compensation

        We are committed to providing an executive compensation program that helps us to attract, motivate and retain highly qualified and industrious executives. Our policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. To this end, we regularly compare our compensation packages with those of other companies in the industry and set our compensation guidelines based on this review. We also seek to achieve a balance of the compensation paid to a particular individual and the compensation paid to our other executives and employees.

  Sustained Performance

        Executive officers are rewarded based upon an assessment of corporate, business group and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic development alliances with third parties, timely development of new processes and product candidates and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and our other values are fostered.

        In evaluating each executive officer's performance, we generally conform to the following process:

  •
  business and individual goals and objectives are set for each performance cycle,

  •
  at the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to NitroMed are evaluated,

  •
  the executive's performance is then compared with peers within NitroMed and the results are communicated to the executive, and

  •
  the comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

        Annual compensation for our executives generally consists of three elements: salary, bonus and stock options. Bonuses totaling $374,647 were paid to our executive officers for the fiscal year ended December 31, 2003.

        Salary for our executives is generally set by reviewing compensation for comparable positions in the market and the historical compensation levels of our executives. Increases in annual salaries are based on actual corporate and individual performance vis-à-vis targeted performance criteria and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include:

  •
  achievement of the operating budget for NitroMed as a whole or of a business group of NitroMed,

  •
  continued innovation in development and commercialization of our technology,

  •
  timely development of new product candidates or processes,

  •
  development and implementation of successful marketing and commercialization strategies, and

  •
  implementation of financing strategies and establishment of strategic development alliances with third parties.

        Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as we mature, recognize and pursue new business opportunities and initiate programs to enhance our growth and success. The Compensation Committee does not rely on a formula that assigns a pre-determined value to each of the criteria, but instead evaluates an executive officer's contribution in light of all criteria.

        Compensation for executive officers also includes the long-term incentives afforded by stock options. Our stock option program is designed to align the long-term interests of our employees and our stockholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with us and his contributions to us, including his success in achieving the individual performance criteria described above. We generally grant options with annual vesting schedules over a four-year period to encourage key employees to continue their employment with us. During the fiscal year ended December 31, 2003, we granted stock options to purchase an aggregate of 585,000 shares of our common stock to executive officers at a weighted-average exercise price of $5.48 per share. All stock options granted to executive officers during the fiscal year ended December 31, 2003 were granted at fair market value on the date of grant.

        Executive officers are also eligible to participate in our employee stock purchase plan. The purchase plan is available to virtually all of our employees and generally permits participants to purchase shares of our common stock at a discount of 15% from the fair market value at the beginning or end of the applicable purchase periods permitted under the purchase plan.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1 million paid to the company's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We intend to structure the performance-based portion of the compensation of our executive officers, which currently consists solely of stock option grants, in a manner that complies with Section 162(m) of the Internal Revenue Code so as to mitigate any disallowance of deductions. There can be no assurance that compensation attributable to stock options granted under our stock incentive plans will be exempt from Section 162(m) as qualified performance-based compensation. In addition, the Compensation Committee has the authority to authorize compensation payments that may be subject to the limit where the Compensation Committee believes that such payments are appropriate and in the best interests of our Company and our stockholders, after taking into consideration changing business conditions and the performance of our officers.

Dr. Loberg's 2003 Compensation

        Dr. Loberg is eligible to participate in the same executive compensation plans available to our other executive officers. The Compensation Committee believes that Dr. Loberg's annual compensation, including the portion of his compensation based upon our stock option program, has been set at a level competitive with other companies in the industry.

        Dr. Loberg's salary increased from $304,560 for the fiscal year ended December 31, 2002 to $319,693 for the fiscal year ended December 31, 2003. During 2003, Dr. Loberg was granted stock options to purchase an aggregate of 230,000 shares of our common stock at a weighted-average exercise price of $5.38. Dr. Loberg also received a bonus of $136,889 in 2004 for his performance during the fiscal year ended December 31, 2003. In determining Dr. Loberg's compensation, the Compensation Committee considered, among other things, our financial performance, our achievement of targeted goals for the development of our products under development, an assessment of continuing progress of our business plan and Dr. Loberg's overall compensation package relative to that of other chief executives in our industry, including past option grants.

        By the Compensation Committee of the Board of Directors of NitroMed.

                      Argeris Karabelas, Ph.D.
                      Robert S. Cohen
                      Mark Leschly

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during the fiscal year ended December 31, 2003 were Dr. Karabelas and Messrs. Cohen and Leschly. No member of the Compensation Committee was at any time during the fiscal year ended December 31, 2003, or formerly, an officer or employee of NitroMed or any subsidiary of NitroMed, nor has any member of the Compensation Committee had any relationship with NitroMed during the fiscal year ended December 31, 2003 requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

        None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of NitroMed.

Comparative Stock Performance Graph

        The comparative stock performance graph below compares the cumulative total stockholder return (assuming reinvestment of dividends, if any) from investing $100 on November 6, 2003, the date on which our common stock was first publicly traded, and plotted at the close of the last trading day of the fiscal year ended December 31, 2003, in each of (i) our common stock, (ii) the Nasdaq National Stock Market Index of U.S. Companies, which we refer to as the Nasdaq National Market Index, and (iii) the Nasdaq National Stock Market Pharmaceutical Index, which we refer to as the Nasdaq Pharmaceutical Index; except, in the case of the Nasdaq National Market Index and the Nasdaq Pharmaceutical Index, the stock performance graph below reflects an investment date of October 31, 2003.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG NITROMED, INC.,
NASDAQ NATIONAL MARKET INDEX AND NASDAQ PHARMACEUTICAL INDEX

Measurement Period (Fiscal Year Covered)	NitroMed, Inc.	Nasdaq National Market Index	Nasdaq Pharmaceutical Index
11/6/03	$100.00	$100.00	$100.00
12/31/03	$77.34	$103.76	$102.64

*    $100 invested on November 6, 2003 in our common stock and October 31, 2003 in either the Nasdaq National Market Index or the Nasdaq Pharmaceutical Index, including reinvestment of dividends.

PROPOSAL TWO—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        Our board of directors has selected the firm of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004. Although stockholder approval of the board of directors' selection of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our board of directors will reconsider its selection of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Board Recommendation

        The board of directors recommends a vote "FOR" the ratification of the selection of Ernst & Young LLP as NitroMed's independent auditors for fiscal year ending December 31, 2004.

OTHER MATTERS

        Our board of directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.

SOLICITATION OF PROXIES

        The cost of solicitation of proxies will be borne by NitroMed. In addition to the solicitation of proxies by mail, officers and employees of NitroMed may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

REVOCATION OF PROXY

        Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s).

STOCKHOLDER PROPOSALS

        In order to be included in proxy material for the 2005 Annual Meeting of Stockholders, stockholders' proposed resolutions must be received by us at our principal executive offices, 12 Oak Park Drive, Bedford, Massachusetts 01730 no later than January 14, 2005. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

        In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing and received by our corporate secretary at our principal offices not less than 60 days nor more than 90 days prior to the annual meeting of stockholders. The date of our 2005 annual meeting of stockholders has not yet been established, but assuming it is held on June 14, 2005, in order to comply with the time periods set forth in our by-laws, appropriate notice for the 2005 annual meeting would need to be provided to our corporate secretary no earlier than March 16, 2005 and no later than April 15, 2005.

                      By Order of the Board of Directors,
                      JOSEPH GRIMM
                       Secretary

Bedford, Massachusetts
May 14, 2004

        OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

Appendix A

NITROMED, INC.
AUDIT COMMITTEE CHARTER
(Adopted August 18, 2003)

A.    Purpose

        The purpose of the Audit Committee is to assist the Board of Directors' oversight of:

  •
  the integrity of the Company's financial statements;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of the Company's independent auditors.

B.    Structure and Membership

  1.
  Number.    The Audit Committee shall consist of at least three members of the Board of Directors.

  2.
  Independence.    Except as otherwise permitted by the applicable rules of The NASDAQ Stock Market, each member of the Audit Committee shall be independent as defined by such rules and meet any other membership requirements of such rules.

  3.
  Financial Literacy.    Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

  4.
  Chair.    Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

  5.
  Compensation.    The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

  6.
  Selection and Removal.    Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.    Authority and Responsibilities

  General

        The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

  Oversight of Independent Auditors

  1.
  Selection.    The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

  2.
  Independence.    The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

  3.
  Compensation.    The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

  4.
  Preapproval of Services.    The Audit Committee shall preapprove all services (audit, review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

  5.
  Oversight.    The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

  •
  critical accounting policies and practices;

  •
  alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

    •
    other material written communications between the independent auditor and Company management.

  Audited Financial Statements

  6.
  Review and Discussion.    The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

  7.
  Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

  8.
  Audit Committee Report.    The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

  Review of Other Financial Disclosures

  9.
  Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

  Controls and Procedures

  10.
  Oversight.    The Audit Committee shall coordinate the Board of Directors' oversight of the Company's internal controls over financial reporting, the Company's disclosure controls and procedures and the Company's code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

  11.
  Procedures for Complaints.    The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  12.
  Related-Party Transactions.    The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee.

  13.
  Additional Powers.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

  1.
  Meetings.    The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

  2.
  Subcommittees.    The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

  3.
  Reports to Board.    The Audit Committee shall report regularly to the Board of Directors.

  4.
  Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

  5.
  Independent Advisors.    The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

  6.
  Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

  7.
  Funding.    The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

*      *      *

Appendix B

NITROMED, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
(Adopted August 18, 2003)

A.    Purpose

        The purpose of the Nominating and Corporate Governance Committee is to:

  •
  Identify and nominate Board members;

  •
  Develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

  •
  Oversee the evaluation of the Board and management.

B.    Structure and Membership

  1.
  Number.    The Nominating and Corporate Governance Committee shall consist of such number of directors as the Board shall from time to time determine.

  2.
  Independence.    Except as otherwise permitted by the applicable rules of NASDAQ, each member of the Nominating and Corporate Governance Committee shall be "independent" as defined by such rules.

  3.
  Chair.    Unless the Board elects a Chair of the Nominating and Corporate Governance Committee, the Committee shall elect a Chair by majority vote.

  4.
  Compensation.    The compensation of Nominating and Corporate Governance Committee members shall be as determined by the Board.

  5.
  Selection and Removal.    Members of the Nominating and Corporate Governance Committee shall be appointed by the Board, upon the recommendation of the Committee. The Board may remove members of the Nominating and Corporate Governance Committee from such Committee, with or without cause.

C.    Authority and Responsibilities

  Board and Committee Membership

  1.
  Selection of Director Nominees.    Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the nomination of Company directors will be determined by the Nominating and Corporate Governance Committee.

  2.
  Criteria for Selecting Directors.    The Board's criteria for selecting directors are as set forth in the Company's Corporate Governance Guidelines. The Nominating and Corporate Governance Committee shall use such criteria and the principles set forth in such Guidelines to guide its director selection process. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole.

  3.
  Search Firms.    The Nominating and Corporate Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director nominees,

    including sole authority to approve the search firm's fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

  4.
  Selection of Committee Members.    The Nominating and Corporate Governance Committee shall be responsible for recommending to the Board the directors to be appointed to each committee of the Board.

  5.
  Management Succession.    The Compensation Committee shall, at the request of the Board of Directors, periodically review and make recommendations to the Board of Directors relating to management succession planning, including policies and principles for CEO selection and performance review, as well as policies regarding succession in the event of an emergency or the retirement of the CEO.

  Corporate Governance

  6.
  Corporate Governance Guidelines.    The Nominating and Corporate Governance Committee shall develop and recommend to the Board a set of Corporate Governance Guidelines applicable to the Company. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of such Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

  Evaluation of the Board; Succession Planning

  7.
  Evaluation of the Board.    The Nominating and Corporate Governance Committee shall be responsible for overseeing an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board's performance, to be discussed with the Board.

  8.
  Succession of Senior Executives.    The Nominating and Corporate Governance Committee shall present an annual report to the Board on succession planning, which shall include transitional Board leadership in the event of an unplanned vacancy.

D.    Procedures and Administration

  1.
  Meetings.    The Nominating and Corporate Governance Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee shall keep such records of its meetings as it shall deem appropriate.

  2.
  Subcommittees.    The Nominating and Corporate Governance Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

  3.
  Reports to the Board.    The Nominating and Corporate Governance Committee shall report regularly to the Board.

  4.
  Charter.    The Nominating and Corporate Governance Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

  5.
  Independent Advisors.    The Nominating and Corporate Governance Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

  6.
  Investigations.    The Nominating and Corporate Governance Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

  7.
  Annual Self-Evaluation.    At least annually, the Nominating and Corporate Governance Committee shall evaluate its own performance.

PROXY
NITROMED, INC.
12 OAK PARK DRIVE
BEDFORD, MASSACHUSETTS 01730

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2004

        The undersigned, revoking all prior proxies, hereby appoints Michael Loberg, Ph.D. and Joseph Grimm, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of common stock of NitroMed, Inc. (the "Company") held of record by the undersigned on May 10, 2004 at the Annual Meeting of Stockholders to be held on Monday, June 14, 2004 at 10:00 a.m. and any adjournments thereof. The undersigned hereby directs Michael Loberg, Ph.D. and Joseph Grimm to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

NITROMED, INC.

June 14, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect the following eight (8) nominees as Directors of the Company.
NOMINEES
☐	FOR ALL NOMINEES	o o o	Argeris Karabelas, Ph.D. Michael D. Loberg, Ph.D. Robert S. Cohen
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o o o	Zola Horovitz, Ph.D. Mark Leschly John W. Littlechild
☐	FOR ALL EXCEPT (See instructions below)	o o	Joseph Loscalzo, M.D., Ph.D. Davey Scoon

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.
Dear Stockholder:
Please take note of the important information enclosed with this proxy card. There are matters related to the operation of the Company that require your prompt attention.
Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy in the enclosed postage paid envelope.
Thank you in advance for your prompt consideration of these matters.
Sincerely,
NitroMed, Inc.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
STOCK OWNERSHIP INFORMATION
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
INFORMATION ABOUT EXECUTIVE COMPENSATION
COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG NITROMED, INC., NASDAQ NATIONAL MARKET INDEX AND NASDAQ PHARMACEUTICAL INDEX
PROPOSAL TWO—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
OTHER MATTERS
SOLICITATION OF PROXIES
REVOCATION OF PROXY
STOCKHOLDER PROPOSALS
NITROMED, INC. AUDIT COMMITTEE CHARTER (Adopted August 18, 2003)
NITROMED, INC. NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER (Adopted August 18, 2003)